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                                                                    EXHIBIT 99.2

                               CERTIFICATE OF THE
                           CHIEF FINANCIAL OFFICER OF
                         UNIVERSAL FOREST PRODUCTS, INC.

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
         1350):

         I, Michael R. Cole, Chief Financial Officer of Universal Forest Products, Inc., certify, to the best of my knowledge and belief, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

         (1) The annual report on Form 11-K for the year ended December 28, 2002, which this statement accompanies, fully complies with requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in this annual report on Form 11-K for the year ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of Universal Forest Products, Inc.


                                       UNIVERSAL FOREST PRODUCTS, INC.


Date:     June 20, 2003                By:  /s/ Michael R. Cole
      -----------------------               ------------------------------------
                                            Michael R. Cole
                                       Its: Chief Financial Officer